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                                                                     EXHIBIT 5.1


             [LETTERHEAD OF KRIEG DEVAULT ALEXANDER & CAPEHART, LLP]


September 22, 1999


Board of Directors
Old National Bancorp
420 Main Street
Evansville, Indiana  47708

         RE:      Issuance of up to $200,000,000 of Offered Securities

Lady and Gentlemen:

         This opinion is delivered in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act") by Old National Bancorp, an Indiana corporation (the "Company"), and ONB Capital Trust I, ONB Capital Trust II, ONB Capital Trust III or ONB Capital Trust IV, each a business trust formed under the Business Trust Act of the State of Delaware (each, a "ONB Trust", collectively, the "ONB Trusts" and together with the Company, the "Registrants") in connection with the registration by the Registrants under the Act of up to an aggregate of $200,000,000 of (i) unsecured debt securities of the Company, (ii) preferred securities of each of the ONB Trusts (the "Preferred Securities"), and (iii) guarantees by the Company of any Preferred Securities issued by each ONB Trust pursuant to a Guarantee Agreement to be executed by the Company (the "Guarantees"). The Debt Securities, the Preferred Securities and the Guarantees are collectively referred to herein as the "Offered Securities."

     We have examined (i) the Registration Statement; (ii) the Company's Restated Articles of Incorporation and Bylaws, as amended to date; (iii) the proposed form of Indenture for Debt Securities (including, as exhibits, proposed forms of Registered Security and Bearer Security thereunder) from the Company to Bank One, N.A., as Trustee (the "Indenture"), providing for the issuance of the Debt Securities from time to time in one or more series pursuant to the terms of one or more Securities Resolutions (as defined in the Indenture) creating such series; (iv) other exhibits to the Registration Statement relating to the Offered Securities; (v) corporate proceedings of the Company relating to the Registration Statement, the Indenture and the transactions contemplated thereby; and (vi) such other documents, and such matters of law, as we have deemed necessary in order to render this opinion.

         The basis of and subject to the foregoing, we advise you that, in our opinion, when (i) the Registration Statement has become effective under the Act,
(ii) the terms of any class or series of Offered Securities have been authorized by appropriate action of the Company in a

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Board of Directors
Old National Bancorp
September 22, 1999
Page 2

manner that would not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by a court or a governmental or regulatory body having jurisdiction over the Company, (iii) any such class or series of Offered Securities has been duly issued and sold, and payment has been received for such Offered Securities in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, then (a) the Debt Securities and the Guarantees will be duly authorized and legally issued and will constitute valid and binding obligations of the Company enforceable in accordance with their respective terms subject to (x) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, (y) general principles of equity (regardless of whether considered in a proceeding at law or in equity) and (z) the qualification that the remedy of specific performance and injunctive or other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding may be brought.

         As to the legality of the Preferred Securities to be issued by the ONB Trusts, you are receiving the opinion of Richards, Layton & Fingers, special Delaware counsel to the ONB Trusts and the Company.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference made to us in the Registration Statement and in the Prospectus and any Prospectus Supplement under the caption "Legal Matters." In giving this consent, we do not thereby admit that we are "experts" within the meaning of Section 11 of the Act, or that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                         Very truly yours,


                                     /s/ KRIEG DeVAULT ALEXANDER & CAPEHART, LLP
                                     -------------------------------------------
                                         Krieg Devault Alexander & Capehart, LLP